Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 7 to the Registration Statement on Form S-1 (No. 333-164906) of our report dated March 25, 2010 relating to the financial statements of Express Parent LLC, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts,” “Summary Historical and Pro Forma Consolidated Financial and Operating Data,” “Selected Historical Consolidated Financial and Operating Data,” and “Change in Accountants,” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

May 11, 2010